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                                                                  Exhibit 10.159

                                  MORTGAGE NOTE
                                  -------------
                                 (VARIABLE RATE)

$7,700,000.00                                                    March 28, 2002

         FOR VALUE RECEIVED, the undersigned, GLIMCHER BUENA VISTA, LLC, a Delaware limited liability company with offices at c/o Glimcher Properties Limited Partnership, 20 South Third Street, Columbus, Ohio 43215 (hereinafter referred to as "Borrower"), promises to pay to the order of NATIONAL CITY BANK, a national banking association (hereinafter referred to as "Lender," which term shall include any holder hereof), at its principal place of business at 155 East Broad Street, Columbus, Ohio 43251, or at such other place as Lender may designate, the principal sum of Seven Million Seven Hundred Thousand Dollars ($7,700,000.00) or so much thereof as may be advanced by Lender to Borrower from time to time, together with all charges herein provided and interest on the unrepaid advances of said principal sum from date of disbursement by Lender, payable in cash at the rates and in the manner hereinafter set forth.

                                   ARTICLE I

                                   DEFINITIONS

         1.1 The following terms wherever used in this Note shall have the following meanings:

         "Deed of Trust" shall mean a certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing Statement of even date herewith on the Property given by Borrower in favor of Lender to secure payment of this Note.

         "Default Rate of Interest" shall mean the rate equal to two percent (2.0%) per annum plus the Prime Rate.

         "Effective Rate" shall mean the Prime Rate, LIBOR Rate, or Default Rate of Interest, whichever shall be applicable.

         "Guarantor" shall mean Glimcher Properties Limited Partnership, a Delaware limited partnership.

         "Guaranty" shall mean that certain Unconditional Guaranty of Payment and Performance of even date herewith, executed by Guarantor.

         "LIBOR Business Day" shall mean any day on which both Lender is open for the regular conduct of business and a day on which dealings in U.S. Dollar Deposits are carried out in the London, England Interbank Market.

         "LIBOR Conversion Option" shall mean the option of Borrower to convert the interest rate being charged hereunder to the LIBOR Rate.


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         "LIBOR Election" shall mean written notice from Borrower delivered to
Lender electing the LIBOR Rate as the Effective Rate hereunder.

         "LIBOR Rate" shall mean the rate per annum equal to the LIBOR Rate Spread Percentage plus the One Month LIBOR. The LIBOR Rate shall be adjusted, by Lender, as necessary, at the end of each LIBOR Business Day during the term hereof. Lender shall not be required to notify Borrower of any adjustments in the LIBOR Rate.

         "LIBOR Rate Spread Percentage" shall mean two and one-fourth of one percent (2.25%) per annum.

         "Loan Agreement" shall mean that certain Loan Agreement of even date herewith, pursuant to which the principal amount of this Note is to be disbursed, by which Lender agrees to loan funds to Borrower pursuant to the terms and conditions stated therein.

         "Loan Documents" shall collectively mean this Note, the Deed of Trust, Loan Agreement, Guaranty and any other instrument, affidavit, certificate, or document heretofore, now or hereafter given by Borrower or any Guarantor in connection with the closing of the loan evidenced by this Note.

         "Note" shall mean this Note and any and all renewals, amendments, modifications, reductions and extensions hereof and substitutions therefor.

         "One Month LIBOR" shall mean the rate per annum (rounded upwards, if necessary, to the next higher of 1/16 of one percent (1%)) determined by Lender and equal to the average rate per annum at which deposits (denominated in United States dollars) in an amount similar to the principal amount outstanding hereunder on such determination date and with a maturity one (1) month after the date of reference are offered to Lender at 11:00 a.m. London time (or as soon as thereafter practicable) on the date of reference by banking institutions in the London, United Kingdom market, as such interest rate is referenced and reported by the British Banker's Association in the Bridge Financial Telerate system "Page 3750" report or, if the same is unavailable, any other generally accepted authoritative source of such interest rate as Lender may reference from time to time.

         "Prime Rate" shall mean the interest rate established and announced from time to time by National City Bank as its prime rate, based upon its consideration of economic, money market, business and competitive factors, and it is not necessarily the most favorable rate of National City Bank. Each change in said Prime Rate shall, without notice, automatically and immediately change the rate of interest due hereon.

         "Property" shall mean that certain tract of land and all improvements, now and hereafter situated thereon in the County of Cochise and State of Arizona, all of which shall be subject to the Deed of Trust.


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                                   ARTICLE II

                       PAYMENTS OF PRINCIPAL AND INTEREST

         2.1 Interest on the unrepaid advances of the principal sum shall be due and payable monthly, in arrears, on the first day of each month commencing on May 1, 2002. Commencing on the date of disbursement, interest on the unrepaid advances of the principal sum shall accrue at the Prime Rate. Notwithstanding the foregoing, Borrower shall have the option, as set forth in Section 2.2 hereof, to periodically convert the interest rate charged on the outstanding principal balance to the LIBOR Rate. In the event Borrower shall effectively convert the interest charged on the outstanding principal balance pursuant to
Section 2.2, interest shall accrue as set forth in Section 2.2.

         2.2 Unless there shall have occurred and be continuing an Event of Default, as hereinafter defined, Borrower may exercise Borrower's LIBOR Conversion Option to convert the interest rate payable hereunder from the Prime Rate to the LIBOR Rate by submitting a LIBOR Election to Lender. In the event Borrower shall effectively elect the LIBOR Rate, interest on the outstanding principal balance shall accrue at the applicable LIBOR Rate until Borrower shall elect by notice in writing to Lender to reconvert to the Prime Rate, at which time the interest rate accruing hereunder on such outstanding principal balance shall reconvert to the Prime Rate. Interest payments shall continue to be paid on the first day of each month, in arrears, based upon the interest accrued at the Prime Rate or the LIBOR Rate, as applicable

         If (a) deposits in dollars for periods of one (1) month are not available to the Lender in the London Interbank Market, or (b) the LIBOR Rate will not accurately cover the cost to Lender of making or maintaining the related LIBOR Rate, or (c) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Lender with any request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for Lender to continue to charge interest hereunder at the LIBOR Rate so long as such circumstances continue, interest hereunder shall accrue at the Prime Rate.

         2.3 All interest payable in accordance with this Note shall be computed on the basis of a year consisting of three hundred sixty (360) days, but applied to actual days elapsed.

         2.4 In addition to the interest payments set forth in Sections 2.1 and 2.2, whichever is applicable, commencing May 1, 2002, principal payments shall be due and payable monthly on the first day of each month throughout the balance of the term of this Note in an amount equal to Twenty Thousand Two Hundred Ninety-Eight Dollars ($20,298.00).

         2.5 All principal and all accrued and unpaid interest shall be due and payable in full on April 1, 2005.



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                                  ARTICLE III

                                  LATE CHARGES

         3.1 If any of said payments of principal or interest or any combination thereof be not paid in full within fifteen (15) days after such payment is due, then in addition to the amount of said payment there shall be due, and Borrower promises to pay, a late charge in respect of each said payment in the amount of five percent (5.0%) of said payment, which Borrower agrees is a fair and reasonable charge for costs incurred by Lender in processing such late payment and shall not be deemed a penalty.

                                   ARTICLE IV

                                   PREPAYMENT

         4.1 The privilege is hereby reserved by Borrower to prepay the outstanding principal balance of this Note in whole or in part at any time and from time to time without premium or penalty, provided that a payment of all accrued and unpaid interest to the date of such prepayment is included with such prepayment.

         4.2 Partial prepayments shall not postpone or reduce regular payments of principal or interest, but shall be credited to installments of principal, if any, in their inverse order of maturity.

                                    ARTICLE V

                                     DEFAULT

         5.1 The term "Event of Default" shall mean the occurrence of any one or more of the following:

         (a) A failure by Borrower to make any payment of principal or interest or any combination thereof on this Note within fifteen (15) days after payment is due;

         (b) The material incorrectness as of the date hereof of any representation or warranty made by Borrower or any Guarantor to Lender in any of the Loan Documents, any financial statement or any other document delivered to Lender in connection with the loan evidenced by this Note;

         (c) The abandonment of the Property, or any portion thereof, without the written consent of Lender;

         (d) Thirty (30) days after notice to Borrower of Lender's reasonable determination that the condition of the Property has deteriorated to the degree that Lender's security has been materially impaired;


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         (e) The sale (by land contract or otherwise), assignment, mortgaging, leasing, encumbering, refinancing or conveyance of the Property, or any portion thereof or legal or equitable interest therein, except as otherwise expressly permitted in the Loan Documents;

         (f) That a mechanic's or materialmen's lien is filed upon the Property, which lien is not discharged or bonded off or fully reserved for, within thirty
(30) days after such filing;

         (g) Thirty (30) days after Lender's notice to Borrower of Borrower's failure to keep in full force and effect or obtain and thereafter keep in full force and effect all certificates, licenses, franchise or management agreements, permits and other agreements necessary in Lender's reasonable discretion, for the lawful occupancy, use and operation of the Property for its intended purposes, including, but not limited to, a retail center.

         (h) A failure by Borrower to keep in effect the policies of insurance required by the Deed of Trust;

         (i) The change in the identity of any of the members of Borrower;

         (j) The occurrence of any event of default, acceleration, or commencement of foreclosure under any other deed of trust, lien or encumbrance on the Property, prior or subordinate to the Deed of Trust;

         (k) The entry of any judgment or lien against Borrower by or in favor of any third person which judgment or lien is not satisfied, discharged, reserved for, or bonded off within thirty (30) days from the date of entry of said judgment or lien;

         (l) The appointment of a receiver, trustee, custodian, conservator, or liquidator, or other similar official for Borrower, or any Guarantor, any of the Property, or any other property of Borrower or any Guarantor;

         (m) Borrower or any Guarantor shall admit in writing inability to pay debts, or shall make a general assignment for the benefit of creditors;

         (n) Borrower or any Guarantor shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of Borrower or any Guarantor or any debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors;

         (o) Any case, proceeding or other action commenced against Borrower or any Guarantor seeking to have an order for relief entered against Borrower or any Guarantor, as debtor, or seeking a reorganization, arrangement, adjustment, liquidation, dissolution or composition of Borrower or any Guarantor or any debts, under any law relating to bankruptcy, insolvency, reorganization or debtor relief laws, or seeking an appointment of a receiver, trustee, custodian or other similar official for Borrower or any Guarantor or for all or any of the Property, or any other property of Borrower or any Guarantor, and such case, proceeding or other action (i) results in the entry of an order for relief against Borrower or any Guarantor or (ii) remains undismissed for a period of sixty (60) days;


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         (p) Borrower or any Guarantor shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings which is not vacated within sixty (60) days from the date thereof;

         (q) An occurrence of any event or condition which results in a default in the payment of any other indebtedness or the performance of any other obligation of Borrower or any Guarantor to Lender;

         (r) The liquidation, termination or dissolution of Borrower or any Guarantor; or

         (s) A failure by Borrower or any Guarantor to comply with any of the other terms or conditions specified herein or in any other of the Loan Documents or Borrower's or any Guarantor's failure to perform any of Borrower's or any Guarantor's covenants under the Loan Documents and such failure remains uncured for thirty (30) days after Lender provides written notice of such failure in accordance with the terms of the Deed of Trust.

         5.2 Upon the occurrence of any Event of Default, the entire unpaid balance of principal and interest evidenced by this Note, together with all sums of money advanced by Lender in accordance with the terms of any one or more of the Loan Documents, and all sums due and owing for any late charge or charges hereunder (the foregoing being hereinafter collectively referred to as the "Indebtedness") shall thereupon bear interest at the Default Rate of Interest, and at the option of Lender, all the Indebtedness together with interest thereon at the Default Rate of Interest shall immediately become due and payable ("Acceleration") without demand made therefor and without notice to any person, notice of the exercise of said option being hereby expressly waived, and Lender shall have all remedies of a secured party under law and equity to enforce the payment of all of the Indebtedness, time being of the essence of this Note. The Default Rate of Interest shall be charged to Borrower upon the occurrence of any Event of Default notwithstanding any invoices or billing statements sent by Lender to Borrower indicating an interest rate to the contrary. In addition, any waiver of Lender's right to charge the Default Rate of Interest or to accelerate the Indebtedness must be made in writing and cannot be waived by oral representation or the submission to Borrower of monthly billing statements.

                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 The failure of Lender to exercise any option herein provided upon the occurrence of any Event of Default shall not constitute a waiver of the right to exercise such option in the event of any continuing or subsequent Event of Default. Borrower hereby agrees that the maturity of all or any part of the loan may be postponed or extended and that any covenants and conditions contained in this Note or in any of the other Loan Documents may be waived or modified without prejudice to the liability of Borrower on said Note or Loan Documents.


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         6.2 When this Note becomes due, by Acceleration or otherwise, Lender may, at its option, demand, sue for, collect, or make any compromise or settlement it deems desirable with reference to property held as security herefor. Lender shall not be bound to take any steps necessary to preserve any rights in the property held as security herefor against prior parties, which Borrower hereby assumes to do. Borrower expressly authorizes Lender to deal in any manner with any collateral and the security of every kind and character given to secure the payment of Borrower's obligations under this Note, and without limiting the generality of the foregoing, Borrower expressly authorizes Lender to waive any rights which Lender may have relative to requiring additional collateral or to surrendering or to releasing collateral held by Lender, or to substituting any collateral held by Lender for other collateral of like kind, or of any kind, nor shall the obligations of Borrower under this Note, nor the rights of Lender under the Loan Documents be diminished or in any manner affected by the failure of Lender to exercise its rights with reference to such collateral or in any manner failing to proceed against the collateral or security pledged or conveyed as security for the obligations of Borrower under this Note. The provisions hereof shall apply and be controlling as to all property which may at any time be security herefor.

         6.3 Borrower hereby authorizes Lender, in its sole discretion, upon the occurrence of an Event of Default, to apply all or any portion of the balance of any account maintained by Borrower with Lender to the payment or reduction, in whole or in part, of any and all principal and interest then due, whether by acceleration or otherwise, to Lender under this Note. Upon the occurrence of any Event of Default, Lender shall have the right to setoff against all obligations of Borrower to Lender hereunder, whether matured or unmatured, all amounts owing to Borrower by Lender, whether or not then due and payable, and all other funds or property of Borrower on deposit with or otherwise held in the custody of Lender or any of its affiliates, all without notice to or demand on Borrower, such notice and demand being hereby waived.

         6.4 Presentment for payment, notice of dishonor, protest, notice of protest and diligence in bringing suit against any party hereto are hereby waived by Borrower.

         6.5 Borrower hereby waives all relief from any and all appraisement or exemption laws now in force or hereafter enacted.

         6.6 The obligations evidenced or created by this Note, as well as all waivers of rights by Borrower contained herein shall effectively bind and be the obligations and waivers of any and all others who may at any time become liable for the payment of all or any part of this Note, including, without limitation, all indorsers and guarantors.

         6.7 Nothing herein contained, nor in any of the other Loan Documents or other documents relating hereto, shall be construed or so operate as to require Borrower, or any person liable for the payment of the loan made pursuant to this Note, to pay interest in an amount or at a rate greater than the highest rate permissible under applicable law. Should any interest or other charges paid by Borrower, or any parties liable for the payment of the loan made pursuant to this Note, result in the computation or earning of interest in excess of the highest rate permissible under applicable law, then any and all such excess shall be and the same is hereby waived by Lender, and all such excess shall be automatically credited against and in reduction of the


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principal balance, and any portion of said excess which exceeds the principal balance shall be paid by Lender to Borrower and any parties liable for the payment of the loan made pursuant to this Note, it being the intent of the parties hereto that under no circumstances shall Borrower or any parties liable for the payment of the loan hereunder, be required to pay interest in excess of the highest rate permissible under applicable law. All interest paid or agreed to be paid to Lender shall, to the extent permitted under applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of this Note, including the period of any renewal or extensions thereof, so that interest thereon for such full period shall not exceed the maximum amount permitted by applicable law.

         Notwithstanding anything to the contrary herein contained, in the event that the Effective Rate should ever exceed the highest rate permissible under applicable law, thereby causing the interest accruing on the indebtedness evidenced by this Note to be limited to such highest rate permissible under applicable law, then any subsequent reduction in the Effective Rate shall not reduce the rate of interest charged hereunder below the highest rate permissible under applicable law until the total amount of interest accrued on the indebtedness evidenced by this Note equals the amount of interest which would have accrued on such indebtedness if the Effective Rate had been in effect at all times in the period during which the rate charged thereon was limited to the highest rate permissible under applicable law.

         6.8 Borrower acknowledges and agrees that all property pledged or assigned by Borrower to Lender as security for this Note has been pledged or assigned as security for the entirety of all indebtedness evidenced by this Note.

         6.9 If any provision (or any part of any provision) contained in this Note shall for any reason be held or deemed to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained herein and the remaining provisions of this Note shall remain in full force and effect.

         6.10 Borrower hereby authorizes any attorney-at-law to appear in any court of record in the State of Ohio or in any other state or territory of the United States at any time after this Note becomes due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against Borrower in favor of Lender for the amount due together with interest, expenses, the costs of suit and reasonable counsel fees, and thereupon to release and waive all errors, rights of appeal and stays of execution. Such authority shall not be exhausted by one exercise, but judgment may be confessed from time to time as any sums and/or costs, expenses or reasonable counsel fees shall be due, by filing an original or a photostatic copy of this Note. Borrower waives any right to move any court for an order having any attorney or firm representing Lender removed or disqualified as counsel for Lender as a result of such attorney or firm confessing judgment against Borrower in accordance with this Section 6.10. Borrower hereby expressly waives any conflicts of interest that may now or hereafter exist as a result of any attorney representing Lender confessing judgment against Borrower and expressly consents to any attorney representing Lender or to any other attorney to confess judgment against Borrower in accordance with this Section 6.10. Borrower hereby further consents and agrees that Lender


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

may pay any attorney confessing judgment against Borrower in accordance with this Section 6.10, a reasonable fee for confessing judgment and that any fees so paid may be included in the amount of such judgment.

         6.11 Borrower hereby agrees to pay to Lender all costs of preparing, collecting and securing, and of attempting to collect and to secure this Note, and all costs of foreclosing the Deed of Trust, including, without limitation, reasonable attorneys' fees, appraisers' fees, court costs, notice charges and title insurance charges, whether such attempt be made by suit, in bankruptcy, or otherwise; and said costs and any other sums due Lender by virtue of this Note or the Deed of Trust may be included in any judgment or decree rendered.

         6.12 BORROWER HEREBY VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LENDER AND BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN BORROWER AND LENDER IN CONNECTION WITH THE LOAN DOCUMENTS, THIS NOTE, OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO ENTER INTO THE FINANCING TRANSACTION. IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY LENDER'S ABILITY TO PURSUE ITS REMEDIES INCLUDING, BUT NOT LIMITED TO, ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THE LOAN DOCUMENTS, THIS NOTE OR ANY OTHER DOCUMENT OR AGREEMENT RELATED HERETO.

         This Note is delivered in the State of Ohio and is to be governed by and construed in accordance with the laws of the State of Ohio. In addition to any other appropriate jurisdiction determined by Lender, Borrower hereby consents to, and by execution of this Note, submits to the personal jurisdiction of the Court of Common Pleas of Franklin County, Ohio and the United States District Court sitting in Columbus, Ohio for the purposes of any judicial proceedings which are instituted for the enforcement of this Note. Borrower agrees that venue is proper in said jurisdiction.



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--------------------------------------------------------------------------------
WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT
TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
--------------------------------------------------------------------------------

                                  GLIMCHER BUENA VISTA, LLC,
                                  a Delaware limited liability company

                                  By: Glimcher Properties Limited Partnership,
                                      its Managing Member

                                      By:  Glimcher Properties Corporation,
                                           its General Partner

                                           By:  /s/ William G. Cornely
                                                ------------------------------
                                                William G. Cornely, Executive
                                                Vice President, CFO & COO

STATE OF OHIO,
COUNTY OF FRANKLIN, SS:

         The foregoing instrument was acknowledged before me this 27th day of March, 2002, by William G. Cornely, the Executive Vice President, CFO & COO of Glimcher Properties Corporation, the General Partner of Glimcher Properties Limited Partnership, the Managing Member of Glimcher Buena Vista, LLC, a Delaware limited liability company, on behalf of the corporation, limited partnership and limited liability company.

                                 /s/ Beth N. Church
                                    ------------------------------------------
                                     Notary Public

                                     Commission Expires:   1/30/07
                                                          ---------------------







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